EXHIBIT 99.2

SLIDE 1

APAC CUSTOMER SERVICES, INC.
Investor Presentation
August 2006

Robert J. Keller, President & CEO George H. Hepburn, SVP & CFO

SLIDE 2
FORWARD LOOKING STATEMENTS
Certain statements, including discussions of the Company’s expectations for 2006 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks, uncertainties and other factors, which may cause actual events and results to differ materially from historical results or the future results expressed or implied by the forward-looking statements. Please refer to the Company’s Annual Report on Form 10-K for the year ended January 1, 2006 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended April 2, 2006 and July 2, 2006 for a description of the factors that could cause such results to differ. The Company intends its forward-looking statements to speak only as of the date made and undertakes no obligation to update or revise any forward-looking statements.

SLIDE 3
INVESTMENT HIGHLIGHTS
Pure play provider of customer care services and solutions
Strong, stable client portfolio of Fortune 500 companies and other industry leaders
Strategy in Place to Drive Profitable Growth

•	Shifting Toward Higher Margin Business Model

•	Leveraging Multiple Flexible Platforms

•	Optimizing Domestic Capacity and Efficiency

•	Accelerating International Capacity and Growth

Attacking large, underpenetrated market
Strong, experienced management team

Focused on Growing Value-Added Business to Maximize Shareholder Returns

SLIDE 4
MARKET OPPORTUNITY

•	$50 billion inbound customer care segment of CRM industry*

•	Only 10% has been outsourced

•	APAC supports less than 25% of customer care call activities of existing clients

•	Clients offer significant opportunity to cross-sell and grow organically due to size, stability and scale

•	Healthcare vertical offers huge upside potential

•	Strong trend to outsource to reduce infrastructure costs

•	Industry’s quality concerns and HIPPA issues have been addressed

*Source: Datamonitor, August 2005

SLIDE 5
APAC’S POSITIONING
Differentiated by reputation for custom services and service excellence

•	Motivation and caliber of sales organization

Superior technology capabilities

•	Synchronize offering with clients’ IT infrastructure to support delivery of complex applications

1st customer care provider to establish site in Alabong, Manila
Early mover advantage in healthcare vertical

SLIDE 6
TARGETED INDUSTRIES AND BLUE CHIP CLIENT BASE
APAC’s strategy: to serve the right industries, the right clients, with the right applications

Six high-growth industries with critical customer care needs

•	Healthcare

•	Financial Services

•	Publishing

•	Business Services

•	Travel and Entertainment

•	Communications Our clients are financially strong industry leaders who:

•	Place a premium on customer loyalty and retention

•	Are characterized by complex service needs

•	View APAC as critical to their business success

•	For many, APAC is primary or sole service provider

•	Offer potential for “lifetime” client relationships

Blue chip client list includes UPS, Verizon, Citigroup and WellPoint

SLIDE 7
SERVICE EXCELLENCE DRIVES GROWTH

Vertical: Healthcare Client
Initial Assignment: Patient calls in one plan, one region
Expanded Assignment: Multiple Plans, Multiple Regions, Provider, Patient

Vertical: Business Service Client
Initial Assignment: Package Tracking
Expanded Assignment: Customer Service, Package Information, Claims Processing

Vertical: Telecommunications Client
Initial Assignment: One region-Wireless
Expanded Assignment: Multiple Regions, Customer Service, Technical Support

SLIDE 8
SHIFTING TO HIGHER-MARGIN BUSINESS MODEL

Successfully repositioned APAC in July 2005 by:

•	Exiting outbound customer acquisition business

•	Exiting unprofitable client relationships

•	Significantly reducing SG&A

•	Closing underutilized domestic centers

Adding international capacity

SLIDE 9
SHIFTING TO HIGHER MARGIN BUSINESS MODEL

Developing More Profitable Multi-Platform Offering

Rightsizing domestic capacity

•	Reduced 16 centers to 8 (one client-owned)

•	Downsized to 4,400 seats

Adding atHOME™ Service option

•	All applicable targeted verticals participating in APAC’s virtual staffing solution

•	To reach 200+ seats by year-end

Expanding international capacity (Manila, Philippines)

•	1,200+ seat center fully operational

•	425 seat center opened in June 2006

•	2,000 seat center under construction

SLIDE 10
SHIFTING TO HIGHER-MARGIN BUSINESS MODEL

Revenue from strategic business has been increasing

•	Excluding exited business, quarterly revenue grew 26% YOY in Q206

	Q2 05	Q3 05	Q4 05	Q1 06	Q2 06
Strategic/Outgoing Business	$46.3	$47.3	$57.6	$59.8	$58.2

Exited Business	$11.9	$9.0	$2.1	$0.9	$0.0

Total APAC Revenue	$58.2	$56.3	$59.7	$60.7	$58.2

SLIDE 11
SHIFTING TO HIGHER-MARGIN BUSINESS MODEL

Business Model Assumptions

End of Period Seat Count

	Actual Q2	Actual Q2	Estimate Q4	Estimate YE
Domestic	2005	2006	2006	2007
Domestic-At Site	6,110	5,119	4,400	4,400

Domestic-atHOME™	N/M	44	200	400

Domestic-Subtotal	6,110	5,163	4,600	4,800

Offshore

Site 1	1,219	1,219	1,219	1,219

Site 2		200	425	425

Site 3			600	2,000

Offshore-Subtotal	1,219	1,419	2,244	3,644

Total Seats	7,329	6,582	6,844	8,444

SLIDE 12
SHIFTING TO HIGHER-MARGIN BUSINESS MODEL

Business Model Assumptions

Annualized Revenue Per Average Seat ($000s)
	Actual Q2 2005	Actual Q2 2006	Estimate Q4 2006

Domestic	$36.0	$38.7	$41-$43

Offshore	$14.4	$20.4	$18-$20

Total	$33.3	$35.1	$34-$36

Gross Profit Margin

	Actual Q2 2005	Actual Q2 2006	Estimate Q4 2006

Gross Profit %	4.9%	12.5%	15%-17%

Note: Offshore margins are approx. 50% greater than domestic margins

SLIDE 13
Q206 RESULTS CONTINUE TO DEMONSTRATE SOLID PROGRESS

	Q206 Results	Q205 Results
Total Revenue	$58.2 Mil	$58.2Mil

“Strategic” Revenue	$58.2 Mil	$46.3 Mil

Gross Profit Percent	12.5%	4.9%

SG&A (1)	$7.9 Mil	$9.1 Mil

Adjusted EBITDA (1) (2)	$2.4Mil	$(3.2) Mil

EPS	$(.02)	$(.10)

•	Gross profit margins improved 760 basis points

•	Adjusted EBITDA improved by $5.6 million

•	Q206 trailing 12-month adjusted EBITDA improved to $9.5 million from $(4.2) million in Q205

(1) Excluding restructuring and other charges
(2) See Appendix for information on and reconciliation of Non-GAAP Financial Matters

SLIDE 14
SEATS-BY VERTICAL

Seats By Vertical-End of Period

	Q2 2006	% of Total

Healthcare (1)	2,670	40.6%

Communications	931	14.1%

Business Services	748	11.4%

Financial Services	305	4.6%

Publishing and Other	667	10.1%

Available Capacity	1,260	19.1%

Total Seats	6,582	100.0%

(1) Includes Medicare Part D Seats

SLIDE 15
BALANCE SHEET HIGHLIGHTS ($MILS)

	Q2 2006	Q1 2006

Net Cash/(Debt)	($13.5)	($9.4)

Excess Availability	$7.1	$10.8

Equity	$51.0	$51.5

DSO (Days)	65	59

Capital Expenditures (1)	$3.8	$0.9

(1) Capital Expenditures exclude Green Bay reimbursement amounts of $2.1 million in Q206 and $1.1 million in Q106

SLIDE 16
SUMMARY OF KEY STRATEGIC INITIATIVES

Expand offshore and right size domestic capacity

Target optimal client base

Convert strong pipeline of new business opportunities into sales revenue

•	Opportunities range from several hundred to several thousand seats

•	Two significant pieces of business recently awarded

Enhance ability to attract and retain best customer service representatives
Implement industry-leading operational processes and auditable standards of performance

On track to achieve revenue forecast of $230 million in 2006 and profitability for 4Q06

APPENDIX COVER

APPENDIX – NON-GAAP FINANCIAL MEASURES
SLIDE 2
To supplement our condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we use the following measures defined as non-GAAP financial measures by the SEC: EBITDA, and adjusted EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from these non-GAAP financial measures are significant components of our financial statements and must be considered so in performing a comprehensive analysis of our overall financial results.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our core business operating results. We believe management, investors and lenders benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate internal comparisons to our historical performance and liquidity. We believe that these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by us in our financial and operational decision making.

We expect to use consistent methods for computation of non-GAAP financial measures. Our calculations of non-GAAP financial measures may not be consistent with calculations of similar measures used by other companies. The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Additional information on these non-GAAP financial measures can be found in Item 7 of Part II of our Annual Report on Form 10-K for the year ended January 1, 2006.

APPENDIX – NON-GAAP FINANCIAL MEASURES ($000’S)
SLIDE 3
We operate on 13 week fiscal quarters, except for Q4 2004, which was a 14 week quarter.

We define EBITDA as net income (loss) plus the provision (benefit) for income taxes, depreciation and amortization, and interest expense. We define adjusted EBITDA as EBITDA plus restructuring and other charges and asset impairment charges. We use EBITDA and adjusted EBITDA, in addition to operating income and cash flows from operating activities, to assess our liquidity and performance and believe that EBITDA and adjusted EBITDA are of interest to our investors to be able to evaluate our financial results using the same measures we use.

EBITDA and adjusted EBITDA do not represent funds available for our discretionary use and are not intended to represent or to be used as a substitute for net income (loss) or cash flow from operations data as measured in accordance with GAAP. The items excluded from EBITDA and adjusted EBITDA are significant components of our statements of operations and must be considered in performing a comprehensive assessment of our overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income (loss), which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

					12 Month					12 Month
					Trailing					Trailing
	Q3 04	Q4 04	Q1 05	Q2 05	Q2 05	Q3 05	Q4 05	Q1 06	Q2 06	Q2 06

Net Loss	($2,278)	($1,804)	($2,382)	($5,013)	($11,477)	($13,507)	($1,496)	($741)	($793)	($16,537)

Interest Expense	$140	$189	$222	$479	$1,030	$305	$402	$456	$442	$1,605
Provision for Income Taxes	($1,397)	($1,245)	($1,238)	($2,715)	($6,595)	($1,757)	($3,450)	($88)	($688)	($5,983)
Depreciation and Amoritzation	$2,704	$2,928	$2,871	$3,079	$11,582	$3,104	$3,064	$3,015	$3,030	$12,213

EBITDA	($831)	$68	($527)	($4,170)	($5,460)	($11,855)	($1,480)	$2,642	$1,991	($8,702)

Restructuring and Other Charges (Benefits)	$159	($136)	$277	$860	$1,160	$2,074	$5,005	($13)	$384	$7,450
Asset Impairment Charges	$0	$0	$0	$124	$124	$10,762	$0	$0	$0	$10,762

Adjusted EBITDA	($672)	($68)	($250)	($3,186)	($4,176)	$981	$3,525	$2,629	$2,375	$9,510